SECURITIES AND EXCHANGE COMMISSION
             Washington, D.C. 20549


                    FORM S-8

Registration Statement Under The Securities Act of 1933

       CONTROLLED ENVIRONMENT AQUACULTURE
                TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)


COLORADO                          84-1293167
(State or other jurisdiction          (I.R.S. Employer
of incorporation or                   Identification No.)
organization)

CEA TECH USA, INC
7 Waterfront Plaza, Suite 400
500 Ala Moana Blvd.
Honolulu, HI                                      96813
(Address of principal executive offices)     (Zip Code)

           Consultation Agreement Plan
             (Full name of the plan)

Gary S. Joiner, 4750 Table Mesa Drive,
Boulder, CO  80303
(Name and address of agent for service)

(303)494-3000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered:  Common Stock
Amount to be registered:  85,230 shares
Proposed maximum offering price per share:  $0.03
Proposed maximum aggregate offering price:  $2,556.90
Amount of registration fee:  $100.00(1)

(1) Minimum registration fee pursuant to Rule 457


PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The information required by Part I is included in documents sent or given to participants in the Consultation Agreement Plan pursuant to Rule 428(b)(1)

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Registrant is subject to the information requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports with the Securities and Exchange Commission. The documents listed below are hereby incorporated by reference in this Registration Statement on Form S-8; and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference in this Registration Statement on Form S-8, and shall be a part hereof from the date of the filing of such documents.

(a) The annual report of the Registrant on Form 10-KSB for the fiscal year ended January 31, 1997, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934.

(b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since January 31, 1997.

(c) The description of common stock contained in Item 8 of Part I of the Registrant's First Amended Registration Statement on Form 10-SB filed pursuant to Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.


ITEM 4. DESCRIPTION OF SECURITIES

Not Applicable

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Frascona, Joiner and Goodman, P.C., is legal counsel for the Company. Gary S. 4 Colorado 80303. Gary S. Joiner, is a shareholder of Frascona, Joiner and Goodman, P.C., is the Secretary and a Director of the Registrant, and is a selling shareholder.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

As permitted by Colorado law, the Company's Articles of Incorporation provide that the Company will indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct. The Company's Articles of Incorporation also exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts which constitute improper distributions to shareholders in violation of
Section 7-106-401 of the Colorado Business Corporation Act, or any transaction from which a director receives an improper personal benefit.
This exclusion of liability does not limit any right which a director may have to be indemnified and does not affect any director's liability under federal or applicable state securities laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Restricted securities of the Registrant are to be reoffered or resold pursuant to this registration statement. Such securities were initially offered and sold by the Registrant pursuant to an exemption from registration under Rule 701. Such securities were issued pursuant to written contracts and as compensation for bona fide services performed, and were issued at a time when the Registrant was not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

ITEM 8.  EXHIBITS.

The following documents are included as exhibits to this registration statement:

4.1       Articles of Incorporation of the Registrant -
          Incorporated by reference from annual report of Registrant on Form 10-KSB for the fiscal year ended January 31, 1997, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934.

4.2       Bylaws of the Registrant -
          Incorporated by reference from annual report of Registrant on Form 10-KSB for the fiscal year ended January 31, 1997, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934.

27        Financial Data Schedule -
          Incorporated by reference from annual report of Registrant on Form 10-KSB for the fiscal year ended January 31, 1997, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934.

ITEM 9.  UNDERTAKINGS

1. The undersigned Registrant hereby undertakes to file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

2. The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





SIGNATURES


THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Encino, State of California, on May 29, 1997.

CONTROLLED ENVIRONMENT AQUACULTURE TECHNOLOGY,
INC.
(Registrant)

     /s/
J.A. Garcia, President
(By) (Signature and Title)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

(Signature)  /s/  J.A. Garcia
(Title)  President, Director, Principal Executive Officer
(Date) May 29, 1997


(Signature)  /s/  Ronald J. Ilsley
(Title)   Principal Financial Officer, Principal Accounting
          Officer, Director
(Date)  May 29, 1997

(Signature)  /s/  Gary S. Joiner
(Title)  Director, Secretary of Corporation
(Date)  May 29, 1997


(Signature)  /s/  Ernest K. Dias
(Title)  Director
(Date)  May 29, 1997